SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2004

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-4224	11-1890605

(Commission File Number)	(I.R.S. Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034

(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
10	Credit Agreement, dated June 7, 2004, by and among Avnet, Inc. and Avnet Logistics U.S., L.P, as Borrowers, the Lenders party thereto, and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer.

Item 9. Regulation FD Disclosure.

     On June 8, 2004, Avnet, Inc. issued a press release announcing that it had entered into a new syndicated bank facility. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

     The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description of Exhibit
99	Press Release of Avnet, Inc. dated June 8, 2004 announcing the syndicated bank facility.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVNET, INC. (Registrant)

Date: June 8, 2004	By:	/s/ Raymond Sadowski

Raymond Sadowski
Senior Vice President and
Chief Financial Officer